Exhibit 99.2

Kinnate Biopharma Inc. Adds Two New Drug Candidates to Its Growing Targeted Oncology Pipeline and Provides Cash Runway Guidance

•	KIN-7136, a next generation brain-penetrant MEK inhibitor for MAPK-driven advanced adult solid tumors, is expected to enter the clinic in the second half of 2023

•
KIN-8741, a highly selective c-MET inhibitor designed to cover acquired resistance in non-small cell lung cancer and other advanced adult solid tumors, is expected to enter the clinic in the first half of 2024

•	Kinnate to evaluate strategic alternatives for its CDK12 program

•	~$231 million of cash, cash equivalents and investments as of March 31, 2023 is anticipated to fund planned operations into early 2025

•	Kinnate to host virtual investor webcast today, April 17, 2023, at 5:30 pm ET

SAN FRANCISCO and SAN DIEGO – April 17 2023 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (Kinnate), a clinical-stage precision oncology company, today announced the addition of two new internally developed next generation development candidates to its targeted oncology pipeline – a brain penetrant mitogen-activated protein kinase (MEK) inhibitor and a highly selective mesenchymal-epithelial transition factor gene (c-MET) inhibitor.

The company also announced that it had approximately $231 million of cash, cash equivalents and investments as of March 31, 2023, which is anticipated to fund planned operations into early 2025.

“We are proud of our growing portfolio of precision oncology programs comprised of highly selective therapeutics with optimized drug properties designed to address broad alteration coverage, resistance mechanisms and now brain penetrance,” said Robert Kania, Ph.D., senior vice president, drug discovery, Kinnate Biopharma Inc. “The addition of Kinnate’s next generation MEK and c-MET research programs to our development pipeline illustrates the productivity of our capability-based discovery engine, which is delivering on our goal of bringing forward one new IND a year. Targeted therapies have tremendous potential to help patients, but only about ten percent of patients with advanced or metastatic cancer are eligible for currently approved targeted therapies. We look forward to continued progress powered by our Kinnate Discovery Engine and the impact we can have on the lives of those battling cancer.”

In-House Brain-Penetrant MEK Inhibitor Designed for Optimal Control in Potential Commercial Opportunities

KIN-7136 is designed to be a next generation brain-penetrant MEK inhibitor for investigation in advanced adult solid tumors, primarily non-small cell lung cancer (NSCLC), that are MAPK pathway-driven, including those with brain metastases.

Kinnate expects to enter the clinic with KIN-7136 in the second half of 2023, pending U.S. Food and Drug Administration (FDA) clearance on its investigational new drug (IND) application. The goal of the Phase 1 clinical trial will be to establish safety and tolerability, and generate understanding of the pharmacokinetics, pharmacodynamics and early clinical activity of KIN-7136 as a monotherapy.

In parallel, the company intends to evaluate KIN-7136 combined with exarafenib, Kinnate’s investigational pan-RAF inhibitor. Kinnate plans to prioritize exploring the KIN-7136 and exarafenib combination in BRAF Class I patients with NSCLC that have been previously treated with a RAF inhibitor and patients with NRAS mutant melanoma. This approach enables access to a potentially broader patient population to be evaluated with exarafenib, including those with brain metastases. KIN-7136 may serve as part of the company’s long-term RAF combination strategy.

Today, the company separately provided a preliminary update on the combination arm of the ongoing Phase 1 KN-8701 clinical trial evaluating exarafenib with binimetinib, a first generation MEK inhibitor with minimal brain penetrant properties, in patients primarily with NRAS mutant melanoma.

In-House, Highly Selective c-MET Inhibitor Designed for Broad Mutational Coverage

Research has shown that acquired resistance to approved and in-development c-MET inhibitors limits clinical benefit. Up to 35% of patients treated with approved c-MET inhibitors develop on-target resistance mutations, leaving them with limited treatment options and a poor prognosis. In patients with NSCLC, about 3-4% of patients present with actionable MET exon 14 alterations.

KIN-8741 is designed to be a highly selective c-MET inhibitor with broad mutational coverage, including acquired resistance mutations, across a variety of solid tumors in which c-MET is overexpressed, such as NSCLC.

Kinnate expects to enter the clinic with KIN-8741 in the first half of 2024, pending FDA clearance on its IND application.

CDK12 Program Update

The company will deprioritize development for its CDK12 program and evaluate strategic alternatives as it deepens focus on its two clinical-stage assets and advances development of its MEK and c-MET programs.

Virtual Investor Webcast Information

Kinnate will host a webcast today, April 17, 2023, at 5:30 p.m. ET.  Investors and the general public are invited to listen to a live webcast of the session through the "Investors and Media" section on Kinnate.com or by dialing the U.S. toll free number +1-888-256-1007 and entering confirmation code: 7465233. An archived edition of the session will be available following the event.

About Kinnate Biopharma Inc.

Kinnate Biopharma Inc. is a clinical-stage precision oncology company focused on expanding on the promise of targeted therapies for those battling cancer. The company is developing medicines for known oncogenic drivers where there are no approved targeted drugs and to overcome the limitations of marketed cancer therapies, such as non-responsiveness or acquired and intrinsic resistance. Kinnate has two lead clinical programs being studied in solid tumors with RAF, NRAS and FGFR-driven alterations, and is rapidly progressing a pipeline of additional small molecule drug candidates as part of the Kinnate Discovery Engine. The company is driven by the urgency and knowledge that patients are waiting for new, effective cancer medicines.  For more information, visit Kinnate.com and follow us on LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the potential benefits of the company’s product candidates, including KIN-7136 and KIN-8741; the timing for initiation, conduct of and goals for clinical trials for KIN-7136 and KIN-8741; development priorities and portfolio strategy; preliminary and unaudited financial results and anticipated cash runway; the company’s intention to hold a webcast; and statements by the company’s senior vice president, drug discovery. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; the timing, progress and results of ongoing and planned preclinical studies and clinical trials for our current product candidates; the potential for future clinical trial results to differ from our preclinical studies; our ability to timely enroll a sufficient number of patients in our clinical trials; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that we have filed with the Securities and Exchange Commission (“SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Investor & Media Contact:

Priyanka Shah | Priyanka.Shah@kinnate.com | +1-908-447-6134